Exhibit 99.1

BIOLASE ANNOUNCES EXECUTIVE APPOINTMENTS

BIOLASE Appoints James Haefner as EVP of Sales, Keith Bateman as EVP of Marketing and Douglas Downing as VP of Operations

SAN CLEMENTE, Calif., January 24 — BIOLASE Technology, Inc. (NASDAQ: BLTI - News), a medical technology company that develops, manufactures and markets lasers and related products focused on improving dental procedures, announced today its new executive appointments.

James M. Haefner has been appointed Executive Vice President of Sales. Keith G. Bateman has been named to the new position of Executive Vice President of Marketing. Douglas D. Downing has been promoted to the position of Vice President of Operations.

Prior to joining BIOLASE and following the acquisition of the Coherent Medical Group by Lumenis Ltd, Mr. Haefner held numerous management positions at Coherent and Lumenis including, Vice President of Sales, Director of Sales & Service, Regional Sales Manager and as a top Sales Representative at the earlier stage of his career. For more than 10 years, he has worked extensively across all of Coherent and Lumenis’ medical laser product lines including surgical, ophthalmic and aesthetic. Mr. Haefner currently resides in Aliso Viejo, CA and will manage the global sales organization from BIOLASE’s headquarters in San Clemente. He holds a BBA from Eastern Michigan University.

“Jim’s proven track record of substantial sales growth and customer-driven results will lead BIOLASE to further success,” said Robert E. Grant, President and CEO. “Jim has established himself as one of the most effective sales talents in the medical laser industry. He brings an exceptional level of leadership experience and sales management expertise to our global sales organization. Jim’s top two priorities will be to: (i) develop and execute strategies that maximize the Company’s direct sales force and distributor network channels and (ii) build a more homogeneous sales force that will identify and share best practices,” continued Grant.

“I greatly appreciate Keith’s invaluable contributions during his time as Head of Sales and I am looking forward to his further contributions in his new role. Keith has enjoyed a tremendous track record of success in rapidly growing our business over the past five years and I am confident that his appointment as Head of Marketing will deliver more focus and attention to raising the awareness of Waterlase technology, both from a clinical and consumer perspective,” said Robert E. Grant, President and CEO.

Mr. Bateman is a proven executive with extensive experience in marketing to the dental laser market. Since joining the Company in January 1999, Mr. Bateman’s sales and marketing efforts have been critical to BIOLASE’s achievement of building one of the most recognized brands in the dental market. Prior to joining BIOLASE, Mr. Bateman held key executive positions with HGM Medical Lasers’ international and domestic divisions. Additionally, he spent several years in sales, marketing and management in the computer industry. Mr. Bateman was a driving force behind the formation of the World Clinical Laser Institute, which now has over 3,000 members worldwide. He is a graduate of the University of Utah.

“As BIOLASE continues to penetrate the dental market, at this time it is clear that the Company needs to have the sales and marketing functions separated to achieve greater focus in each area,” commented Robert E. Grant, President and CEO. “With Keith’s strong marketing background in the laser and dental fields, I am confident that he will be successful in executing on strategic marketing initiatives to speed market adoption. Some of Keith’s top priorities will be to: (i) manage the Company’s major consumer awareness campaign; (ii) increase the Company’s dental school programs and penetration rates; and (iii) develop a clear, consistent marketing message that resonates with both dentists and patients,” continued Grant.

“I am also pleased to announce the promotion of Douglas D. Downing, Vice President of Operations. Doug brings over 22 years of manufacturing and operational management experience with more than 14 years in the medical device field. Doug was a key leader behind the successful launch of the Waterlase MD and his team has done an excellent job of meeting production targets and improving overall manufacturing efficiency,” said Robert E. Grant, President and CEO.

Mr. Downing joined the Company in May 2004 and has been serving as the Company’s Director of Global Operations. Prior to joining BIOLASE, he served as Director of Manufacturing of Becton Dickenson’s (BD) Bioscience Division, a global provider of bioscience research tools and reagents. Previously, Mr. Downing served as Director of Manufacturing of Coherent Medical Group, which was later acquired by Lumenis Ltd., a global provider of medical laser systems. He has also held numerous operational and quality management positions at Alcon, Inc. Mr. Downing holds a BS in Industrial Engineering from Cal Poly San Luis Obispo and a MS in Systems Management from University of Southern California.

Additionally, Jeffrey W. Jones, Chief Technology Officer and Vice Chairman of the Board of Directors, will be directly responsible for all research and development activities and product development initiatives. John W. Hohener, Chief Financial Officer, will be responsible for all infrastructure functions including finance, accounting, customer service, human resources, IT and legal affairs.

“We are confident in our ongoing and future growth and we believe these executive appointments will help elevate the Company to the next level of development,” commented Robert E. Grant, President and CEO.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is the best selling dental laser system. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This press release may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements concerning future operating results and expenses, growth of the Company, sales of the Company’s products, senior management’s performance, strategic planning efforts and initiatives, utility and efficacy of its Waterlase technology, potential future results and trends in the marketplace. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend,” “plan,” “believe,” and variations of these words or similar expressions or other similar words or expressions. You should not place undue reliance on any forward-looking statements.

Forward-looking statements are based on current expectations and assumptions, which our management believes are reasonable but that are subject to risks and uncertainties. The forward- looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances including any change in the Company’s beliefs or expectations.

For further information, please contact: Robert E. Grant, President & CEO, rgrant@biolase.com; John W. Hohener, CFO, jhohener@biolase.com; Scott Jorgensen, Director of Finance & Investor Relations, sjorgensen@biolase.com, of BIOLASE Technology, Inc., +1-949-361-1200; David Allred, Richter7 Public Relations, dallred@richter7.com, +1-801-521-2903.

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